AGREEMENT


Effective Date:

         June 16, 1997


Parties:

         Sunrise Resources, Inc.                       ("Sunrise" or "Company")
         5500 Wayzata Blvd., Suite 725
         Golden Valley, Minnesota  55416

         Peter J. King                                                 ("King")
         The King Management Corporation
         950 Piper Jaffray Plaza
         444 Cedar Street
         St. Paul, MN  55101-2129

         The King Management Corporation                    ("King Management")
         950 Piper Jaffray Plaza
         444 Cedar Street
         St. Paul, MN  55101-2129

Recitals:

     A. Sunrise is a public company engaged primarily in the business of leasing computer equipment;

     B. King has unique experience, skill and expertise in the leasing business,
especially  in  the   development  of  vendor  leasing   programs  and  business
strategies; and

     C. Sunrise's 1997 annual report on Form 10-K report identified certain liquidity problems which, if they materialize, would place the Company in default of its loan agreements and severely affect it ability to borrow funds to support its vendor programs which, in turn, would jeopardize its vendor program business.

     D. Sunrise is desirous of appointing King as its Chairman of the Board and an officer/employee of the Company and having King provide certain services, and King is desirous of serving as the Company's Chairman of the Board and providing such services to Sunrise, subject to the terms and conditions set forth herein. In addition, the parties have asked that King Management provide certain services to Sunrise and participate with Sunrise in its vendor programs.

Agreement:

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Chairmanship. On the assumption that the terms and conditions of this Agreement are acceptable to King and the Agreement has been signed by the parties hereto, the Board of Directors will appoint King to serve as the Company's Chairman of the Board and to serve on certain Board committees. King's duties as Chairman will include, but not be limited to, determining the agenda for meetings of directors, interfacing with the Chief Executive Officer and generally ensuring that the directors are well-informed, board meetings are productive and well run and the Company and the Company's management are adhering to policies set by the Board. King will be an officer and employee of the Company, and in that capacity will provide additional services described in
Section 2 below and he will cause his affiliate, King Management, to perform the services described in Section 3 below.

     2. Officer and Employee.

          a.   Services. King shall assist Sunrise as follows:

               (1)  analyze its current business and business opportunities;

               (2) assist the development and implementation of fiscal 1998 and 1999 plans;

               (3)  analyze personnel needs;

               (4) work with Errol Carlstrom on current and prospective vendor relationships;

               (5)  monitor problem leases and loans;

               (6) assess desirability of continuing non-vendor side of leasing business;

               (7) work with management on financing requirements and bank relationships; and,

               (8)  as may be otherwise directed by the Board of Directors.

               In performing such services, King will be responsible to and report to Sunrise's Board of Directors.

               b. Term. Subject to the termination provisions of Section 9 of this Agreement, King's service as an employee shall commence as of June 16, 1997, and shall continue through June 30, 1999. The continuation of the employment of King after June 30, 1999, is subject to the mutual written agreement of both parties. If either party should desire to renew this relationship, such party shall give the other party written notice of such desire at least thirty (30) days prior to the end of the term of this Agreement. The termination of this Agreement will not affect King's service as a Director of the Company or his position as a Chairman of the Board. King will continue in his position as a director of the Company until his successor has been elected by the shareholders of the Company, and he will serve as its Chairman at the discretion of the Directors of the Company.

               c. Time. There is no specific time commitment required of King in the fulfillment of his duties and responsibilities hereunder.

               d. Company Policies. King shall abide by all policies of Sunrise as such policies may be amended from time to time by Sunrise.

     3. The King Management Corporation. King Management and/or King will, in addition to the services described in Section 2a above, provide the following during the period beginning on July 1, 1997 and ending on June 30, 1997 or until such earlier time as the Board determines such financing commitment is no longer necessary:

               a. sufficient subordinated debt to Sunrise to cover its net worth financial covenant deficiency, if necessary to obtain funding for its vendor programs;

               b. utilize the balance sheet and borrowing resources of King Management to provide funding for approved vendor programs, including making direct loans, providing certain subordinations and arranging financing packages by utilizing King Management's balance sheet, if necessary; and

               c. King will work closely with the Company to enhance the Company's future prospects, including but not limited to, assisting the Company's efforts to finance its vendor business in fiscal 1998 and fiscal 1999. Direct financing provided to Sunrise will be at terms at least as attractive as the financing provided by the Dougherty Dawkins program, or any other financing vehicle utilized by Sunrise in accordance with the vendor program being financed.

     4. Cash Compensation. For his services as a director and employee of the Company, King will receive the sum of $10,000 per month which will be subject to withholding and all other payroll taxes. This payment shall have no affect on any other obligation of the Company to King arising out of the 1995 merger between International Leasing Corporation and the Company.

     5. Stock Options. To induce King to become an employee of the Company, King will receive two separate non-qualified stock option grants. The first stock option grant will be for 270,753 shares of the Company's common stock, at an exercise price of $3.325 per share, the fair market value on the date of grant. The option term will be five years and the options will be immediately vested in full. Neither this option nor the option described below will be granted under an existing stock option plan. The option will be evidenced by a stock option agreement in the form of the agreement attached hereto as Exhibit B.

     The second option grant will be for 270,753 shares of the Company's common stock, at an exercise price of $3.375 per share. The option term will be fully vested after four years, assuming that King continues to be an employee of the Company as of the vesting date. The right to exercise the options will be accelerated to two years if there has been no interruption of the Company's ability to obtain funding for its vendor programs through King Management or through conventional funding sources, or prior to two years if the financial affairs of Sunrise improve to a point where the Board of Directors determines that the King and King Management commitments are no longer required. If the conditions for acceleration are met, the options will be exercisable by King or his representative even if King is no longer living or has voluntarily retired from the Company with the approval of the Company's Board of Directors. The stock option will be evidenced by a stock option agreement in the form of the agreement attached hereto as Exhibit C.

     6. Vendor Program Sharing. For two year period, King Management will be allocated a specific percentage of the vendor transactions consummated during the term of this Agreement as follows: 25% of the Sun 1% H.P. type program and of other similar high risk leasing programs and risk pools as described in the attached Exhibit A and 15% of leases from all other vendor programs. King Management agrees to purchase equipment and take assignments on vendor lease transactions up to but not over the agreed percentage levels described above on a non-discriminatory basis and subject to the terms and conditions of any and all agreements with the particular vendor, as amended from time to time. Sunrise will consummate all lease transactions and make the appropriate assignments to King Management. King Management will pay for the equipment it purchases according to the terms and conditions of the applicable vendor program and be responsible for the administration of it own lease. The parties agree to review the additional costs of operating the vendor business on a shared basis and to arrive at a fair rate of compensation if the parties agree that Sunrise has assumed more of the overhead burden than is appropriate after taking into consideration other services which may be provided by King and King Management.

     7. Non Solicitation. During the term of this Agreement and any extension of this Agreement, neither King Management nor King will, without the express written consent of the Company, conduct any equipment leasing business with current vendor customers of the Company in the United States or other areas the parties may agree upon or with customers which the Company is soliciting or has expressed an interest in soliciting, except as contemplated by this Agreement. Neither King Management nor King will contact such customers directly with respect to vendor program business pursuant to this Agreement without the consent of the Company. Apart from this Agreement, King understands that as long as he serves as a director of the Company, he has a duty of loyalty to it, which prevents him from using his position as a director of Sunrise to make personal profit or gain.

     During the term of this Agreement and any extension thereof, neither King Management nor King will directly or indirectly, solicit any of Sunrise's present or future employees for the purpose of hiring them or inducing them to leave their employment with Sunrise; or solicit, attempt to solicit, interfere or attempt to interfere with Sunrise's relationship with its customers or potential customers.

     Notwithstanding the foregoing, this Agreement is not intended to prohibit and does not prohibit either King Management or king from engaging in any form of leasing business or any other business. The intent of this Agreement is to ensure that the parties understand that while King Management will participate in the Company's vendor leasing transactions during the term of this Agreement and any extension thereof, the vendor customers with whom the transactions are negotiated (as they relate to vendor programs) are the customers of Sunrise and not King Management or King. The Company understands, however, that King's relationships with the several Sunrise vendors precedes that of Sunrise and nothing in this Agreement shall prevent King from maintaining and/or expanding those relationships so long as the terms of this Agreement are carried out.

     8. Nondisclosure of Confidential Information -- King Management and King. King Management and King agree not to directly or indirectly use or disclose confidential information for the benefit of anyone other than the Company, except as permitted by the Software License Agreement dated February 13, 1995, between the Company and King Holding Corporation. "Confidential Information" means the information or compilation of information regarding Sunrise that King or King Management learns or has learned or develops or has developed during the course of his employment or as a director of the Company that derives economic value from not being generally known, or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use.

     9. Nondisclosure of Confidential Information and Solicitation -- Sunrise. King Management markets and has under development certain software and asset management programs that are not equipment leasing programs. Because of the proximity and commonality of certain customers and potential customers that Sunrise does not currently sell to, Sunrise agrees to keep confidential any information it becomes aware of relative to King Management's businesses, and agrees not to solicit or compete with King in the businesses that King offers or interfere with its business relationships.

     10. Termination. This Agreement may be terminated pursuant to any of the following provisions:

          a. Mutual Agreement. By mutual written agreement executed by both parties.

          b. Default. By either party, effective immediately upon delivery of written notice to the other party, if the other party breaches any of its obligations under this Agreement; provided that if such breach is curable, such notice shall not be effective until the breaching party fails to correct such breach or default within a period of thirty (30) days after delivery of such written notice. If such breach is not curable, the Agreement shall terminate immediately upon delivery of such notice of breach.

          c. Death or Disability. By the Company upon the death or total disability of King. A termination of this Agreement will not, in and of itself, affect the options granted to King hereunder - King's options rights will be determined by applicable option agreements - nor will it affect the sharing right so long as King and/or King Management fulfills the financing obligations of this Agreement.


     11. General Provisions.

          a. Severability and Interpretation. In the event that a provision of this Agreement is held invalid, the remaining provisions shall nonetheless be enforced in accordance with their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

          b. Notices. Any notice required or permitted to be given under this Agreement shall be deemed effective when received if delivered by hand, telecopy, telex or telegram or three (3) days after depositing if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the address set forth on the first page of this Agreement. Such address may be changed by giving written notice to the other party of such different address pursuant to the provisions of this section.

          c. Nonassignment. Neither King nor King Management shall assign, transfer or sell all or any part of his/its rights or obligations hereunder without the prior consent of Sunrise, which consent shall not be unreasonably withheld. However, the options granted in Section 5 hereof may be exercised by his representative in the event of his death or disability if the terms of the controlling option agreements are met. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Sunrise and of any permitted successors and assigns of King or King Management as provided above.

          d. Controlling Law. This Agreement shall be deemed to have been made in the State of Minnesota and shall be governed by and construed in accordance with the laws of the State of Minnesota.

          e. Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire Agreement between the parties and supersedes any and all prior and contemporaneous oral or written understandings between the parties relating to the subject matter hereof, except the Consulting and Noncompetition Agreement dated February 13, 1995 between Sunrise and King will continue in effect.

     The parties have executed this Agreement in the manner appropriate to each to be effective the day and year entered on the first page hereof.

                                     SUNRISE RESOURCES, INC.


                                     By:  /s/ Errol Carlstrom
                                         Its: CEO

                                     THE KING MANAGEMENT CORPORATION


                                     By:  /s/ Jeffrey G. Jacobsen
                                         Its: President


                                          /s/ Peter J. King
                                          Peter J. King

                                                                    EXHIBIT A


                     DESCRIPTION OF SUN 1% H.P. PROGRAM AND
                    HIGH RISK LEASING PROGRAMS AND RISK POOLS


1. The H.P. 1% type program is a vendor program primarily based on substantial equipment discounts in order to subsidize a rate factor for the end-users.

2. High risk vendor programs are primarily 6 and 12 months leases where the Company must assume a substantial residual position or other longer-term programs where residual risks are substantially greater than its usual level and/or where the renewals beyond the initial term is severely limited due to the nature of the program. (This excludes the Sun Demo program which is an established proven program.)

3. Risk pools involve substantial risks in part because the vendor is willing to provide only limited recourse to Sunrise.